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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement of Trestle Holdings, Inc. on Amendment No. 2 on Form SB-2 (No. 333-119996) of our report, dated March 26, 2005 which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to our firm under the captions "Experts" in the Prospectus.

SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP

Los Angeles, California
April 21, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM